 As filed with the Securities and Exchange Commission on January 23, 2002.
                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                             MULTI-COLOR CORPORATION
             (Exact name of registrant as specified in its charter)


                Ohio                                   311125853
    (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                                425 Walnut Street
                                   Suite 1300
                             Cincinnati, Ohio 45202
               (Address of Principal Executive Offices) (Zip Code)

                               -----------------

                             MULTI-COLOR CORPORATION
                          1999 LONG-TERM INCENTIVE PLAN

                             MULTI-COLOR CORPORATION
                         1998 NON-EMPLOYEE DIRECTOR PLAN
                            (Full title of the Plan)

                               -----------------

                                Dawn H. Bertsche
          Vice President-Finance, Chief Financial Officer and Secretary
                             Multi-Color Corporation
                          425 Walnut Street, Suite 1300
                             Cincinnati, Ohio 45202
                                 (513) 381-1480

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                               -----------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================

               Title of                       Amount                Proposed              Proposed maximum          Amount of
              securities                       to be         maximum offering price           aggregate            registration
           to be registered               registered (1)(2)        per share(3)             offering price              fee
----------------------------------------------------------------------------------------------------------------------------------
     1999 Long-Term Incentive Plan
     -----------------------------
      Common Stock, no par value              375,000                $13.83                  $5,184,375                $476.96
    1998 Non-Employee Director Plan
    -------------------------------
      Common Stock, no par value              285,000                $13.83                  $3,940,125                $362.49
==================================================================================================================================

     (1) Share numbers reflect Multi-Color Corporation's November 30, 2001 three for two stock split.
     (2) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions.
     (3) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on January 18, 2002.

                                    PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Multi-Color Corporation ("Registrant" or the "Company") hereby incorporates by reference the following documents:

     (a) The Company's Annual Report on Form 10-K for the year ended March 31, 2001;

     (b)   The Company's Form 10-Q for the quarter ended June 30, 2001;

     (c)   The Company's Form 10-Q for the quarter ended September 30, 2001;

     (d) The Company's Current Report on Form 8-K filed on October 29, 2001 announcing a three for two stock split;

     (e) The Company's Current Report on Form 8-K filed on November 8, 2001 announcing the acquisition of Premiere Labels, Inc.; and

     (f) The description of the Company's Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company on August 24, 1987 to register its common stock, no par value per share (the "Common Stock") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.    Description of Securities.

     Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, against expenses, including judgment and fines, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which such person had no reasonable cause to believe that his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The registrant's Code of Regulations extends such indemnification.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         4.1 Amended and Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the 1996 fiscal year).

         4.2 Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the 1996 fiscal year).

         4.3 Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the 2000 fiscal year).

         4.4 Amended and Restated Code of Regulations (incorporated by reference from the Company's Registration Statement #33-51772 filed September 10, 1992).

         5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

         23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit
5).*

         23.2 Consent of Grant Thornton LLP.*

         24   Powers of Attorney (included on signature page of the Registration
Statement).

         99.1 1999 Long-Term Incentive Plan (incorporated by reference to the Company's 1999 Proxy Statement.)

         99.2 1998 Non-Employee Directors Plan (incorporated by reference to the Company's 1999 Proxy Statement.)

         99.3 Amendment to 1998 Non-Employee Directors Plan.*

---------------------
*Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on January 23, 2002.

                             MULTI-COLOR CORPORATION


                             By: /s/ Dawn H. Bertsche
                                ---------------------
                             Dawn H. Bertsche
                             Vice President-Finance, Chief Financial Officer and Secretary




                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francis D. Gerace and Dawn H. Bertsche and each of them such individualss.s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                   Title                                 Date
                ---------                                   -----                                 ----
/s/ Francis D. Gerace                      President, Chief Executive Officer and            January 23, 2002
---------------------------------------
Francis D. Gerace                          Director


/s/ Dawn H. Bertsche                       Vice President-Finance, Chief                    January 23, 2002
---------------------------------------
Dawn H. Bertsche                           Financial Officer and Secretary

/s/ Gordon B. Bonfield, III                         Director                                 January 23, 2002
---------------------------------------
Gordon B. Bonfield, III


/s/ Charles B. Connolly                             Director                                 January 23, 2002
---------------------------------------
Charles B. Connolly


/s/ Lorrence T. Kellar                              Director                                 January 23, 2002
---------------------------------------
Lorrence T. Kellar


/s/ Roger A. Keller                                 Director                                 January 23, 2002
---------------------------------------
Roger A. Keller


/s/ Burton D. Morgan                                Director                                 January 23, 2002
---------------------------------------
Burton D. Morgan


/s/ David H. Pease, Jr.                             Director                                 January 23, 2002
---------------------------------------
David H. Pease, Jr.

                                  EXHIBIT INDEX

         4.1 Amended and Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the 1996 fiscal year).

         4.2 Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the 1996 fiscal year).

         4.3 Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the 2000 fiscal year).

         4.4 Amended and Restated Code of Regulations (incorporated by reference from the Company's Registration Statement #33-51772 filed September 10, 1992).

         5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

         23.1  Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit
5).*

         23.2  Consent of Grant Thornton LLP.*

         24    Powers of Attorney (included on signature page of the
Registration Statement).

         99.1 1999 Long-Term Incentive Plan (incorporated by reference to the Company's 1999 Proxy Statement.)

         99.2 1998 Non-Employee Directors Plan (incorporated by reference to the Company's 1999 Proxy Statement.)

         99.3  Amendment to 1998 Non-Employee Directors Plan.*

--------------------
* Filed herewith.